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                                                                    Exhibit 23.5

                    [LETTERHEAD OF BERWIND FINANCIAL, L.P.]

                       Consent of Berwind Financial, L.P.

   We consent to the inclusion of our Fairness Opinion issued to First Liberty Bank Corp. in this registration statement on Form S-4. We also consent to the reference to our firm in the joint proxy statement/prospectus which forms a part of the registration statement.

                                          /s/ Berwind Financial, L.P.

                                          Berwind Financial, L.P.
                                          February 5, 2001